                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 12.1


RATIO OF EARNINGS TO FIXED CHARGES COMPUTATION
(IN THOUSANDS EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)


                                                                           SIX MONTHS      YEARS ENDED DECEMBER 31,
                                                                              ENDED       -------------------------
                                                                          JUNE 30, 2003      2002           2001
                                                                         --------------   ----------     ----------
NET INCOME (LOSS):

Net income (loss) before income taxes and minority interest                $   (4,260)    $   11,355     $  154,613

Portion of rents representative of interest expense                             3,514          4,531          7,629
Interest on indebtedness, including amortization of
  deferred loan costs                                                          64,803        132,551        116,785
Amortization of capitalized interest                                            1,838          3,613          3,090
Minority interest in pre-tax income of subsidiaries
  that have not incurred fixed charges                                           (892)        (2,132)        (2,014)
                                                                           ----------     ----------     ----------
  Net income (loss) as adjusted                                            $   65,003     $  149,918     $  280,103
                                                                           ==========     ==========     ==========

FIXED CHARGES:

Portion of rents representative of the interest factor                     $    3,514     $    4,531     $    7,629
Interest on indebtedness, including amortization of deferred loan costs        64,803        132,551        116,785
Capitalized interest                                                              598          1,900         19,032
                                                                           ----------     ----------     ----------

  Total fixed charges                                                      $   68,915     $  138,982     $  143,446
                                                                           ==========     ==========     ==========

  RATIO OF EARNINGS TO FIXED CHARGES                                              (a)           1.1x           2.0x
                                                                           ==========     ==========     ==========

                                                                                 YEARS ENDED DECEMBER 31,
                                                                         ----------------------------------------
                                                                            2000           1999           1998
                                                                         ----------     ----------     ----------
NET INCOME (LOSS):

Net income (loss) before income taxes and minority interest              $   94,741     $  (83,511)    $  197,724

Portion of rents representative of interest expense                           6,617          5,767          2,005
Interest on indebtedness, including amortization of
  deferred loan costs                                                       104,528         68,973         47,943
Amortization of capitalized interest                                          2,962          1,778            504
Minority interest in pre-tax income of subsidiaries
  that have not incurred fixed charges                                         (955)        (3,976)            60
                                                                         ----------     ----------     ----------
  Net income (loss) as adjusted                                          $  207,893     $  (10,969)    $  248,236
                                                                         ==========     ==========     ==========

FIXED CHARGES:

Portion of rents representative of the interest factor                   $    6,617     $    5,767     $    2,005
Interest on indebtedness, including amortization of deferred loan costs     104,528         68,973         47,943
Capitalized interest                                                         11,200         33,210         16,293
                                                                         ----------     ----------     ----------

  Total fixed charges                                                    $  122,345     $  107,950     $   66,241
                                                                         ==========     ==========     ==========

  RATIO OF EARNINGS TO FIXED CHARGES                                           1.7x            (a)           3.7x
                                                                         ==========     ==========     ==========

(a) For the six months ended June 30, 2003 and the year ended December 31, 1999, earnings were inadequate to cover fixed charges by $3.9 million and $118.9 million, respectively.